Exhibit 23


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-67474 and Form S-8 No. 333-92412) pertaining to the Sanderson Farms, Inc. and Affiliates Stock Option Plan of our report dated December 10, 2002, with respect to the consolidated financial statements and schedule of Sanderson Farms, Inc. included in its Annual Report (Form 10-K) for the year ended October 31, 2002.


                                                    /s/ Ernst & Young LLP
Laurel, Mississippi
December 23, 2002